UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K

                                  ------------


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 12, 1997


                        CADMUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)



         Virginia                        0-12954               54-1274108
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)



6620 West Broad Street, Suite 240, Richmond, Virginia                   23230
     (Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code              (804) 287-5680

Item 5.       Other Events.

On November 12, 1997, C. Stephenson Gillispie, Jr., Chairman, President, and Chief Executive Officer, and Bruce V. Thomas, Senior Vice President and Chief Financial Officer of Cadmus Communications Corporation (the "Company"), made the prepared remarks attached hereto as Exhibit 99 at the Company's 1997 Annual Meeting of Shareholders. Information in these remarks relating to Cadmus' future prospects and performance are "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995, and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to:
(1) continuing competitive pricing in the markets in which the Company competes,
(2) the gain or loss of significant customers or the decrease in demand from existing customers, (3) the timing of significant orders received from customers, (4) a successful relocation of the Company's Charlotte manufacturing facilities, (5) seasonal changes in the demand for the Company's products, (6) continued success in the implementations of the restructuring and re-alignment, and (7) changes in the Company's product sales mix.





Item 7.       Exhibits.

         Exhibit 99                 Prepared Remarks from Annual Meeting

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 12, 1997.


                             CADMUS COMMUNICATIONS CORPORATION


                             By: /s/C. Stephenson Gillispie, Jr.
                                -------------------------------
                                C. Stephenson Gillispie, Jr.
                                Chairman, President, and Chief Executive Officer

                                  Exhibit Index


         Exhibit


99       Prepared Remarks from Annual Meeting